Exhibit 99.1

Investor Contact
Michael W. McCarthy
mmccarthy@ambientcorp.com
(617) 614-6906

Media Contact
Joanna Hamblin
jhamblin@ambientcorp.com
(617) 614-6793

Ambient Corporation Reports Results for the Second Quarter of 2012

Newton, MA, September 24, 2012 – Ambient Corporation (NASDAQ: AMBT), provider of a secure, flexible and scalable smart grid communications and applications platform, announced today financial results for the second quarter ended June 30, 2012.

Total revenue for the three months ended June 30, 2012 was approximately $10.0 million, representing a decrease of approximately 37% from approximately $15.9 million for the same period in 2011. Total revenue for the six months ended June 30, 2012 was approximately $23.2 million, representing a decrease of approximately 17% from approximately $27.9 million for the same period in 2011.  The decrease in total revenue during the three months and six months ended June 30, 2012 as compared to the same periods in 2011 is attributable primarily to the Company’s marquee customer’s decision to extend the delivery schedule of communications nodes, for which they have contracted, beyond the originally contemplated delivery time frame.

Gross margin for each of the three and six months ended June 30, 2012 and 2011 was approximately 43%.  Gross margins were stable based upon the commercial scale achieved over the past 18 months.

In commenting on Ambient’s performance, President and Chief Executive Officer, John J. Joyce, highlighted, “Following the need to delay the filing of our financial results for the first half of the fiscal year, we are pleased to be able to announce that we continue to make significant strides in our sales and marketing efforts, where substantial investments have been made since the start of this year.  As a result of our focus in this area, we are very encouraged by the interest expressed in our platform and product base from our growing target market.”

Mr. Joyce concluded, “Equally important to our investment in sales and marketing activities is the advancement in new product development.  Armed with a wider array of critical customer input, Ambient is leveraging its proven performance in the field together with its unique hardware and software platforms to provide economic value-added solutions that address the particular needs of utilities across the Americas and Europe. It is important to note that that the need to amend previous filings has not distracted us from our mission to deliver best in breed product and technology to our target market.”

Research and development expenses for the three months ended June 30, 2012 were approximately $3.6 million, representing an increase of approximately $900,000 from approximately $2.7 million for the corresponding period in 2011. Research and development expenses for the six months ended June 30, 2012 were approximately $6.9 million, representing an increase of $2.2 million from approximately $4.7 million for the corresponding period in 2011.  The increase in research and development during the second quarter of 2012 was attributable to additional personnel and consultant expenses necessary for the continued development of the Company’s communication nodes, enhancements of the AmbientNMS® (Network Management System), and other product development efforts.

Selling, general and administrative expenses for the three months ended June 30, 2012 were approximately $2.1 million, representing an increase of approximately $800,000 from approximately $1.3 million for the corresponding period in 2011. Selling, general and administrative expenses for the six months ended June 30, 2012 were approximately $4.2 million, representing an increase of approximately $1.0 million from approximately $3.2 million for the corresponding period in 2011. The increase in selling, general and administrative expenses in the second quarter of 2012 resulted from an increase in personnel and related costs and increased efforts to market the Company’s communications platform.

Net loss for the three and six months ended June 2012 was approximately $1.1 million, or $0.07 per share, and $1.3 million, or $0.08 per share, respectively, compared to net income of approximately $3.5 million, or $0.21 per share, and $5.8 million, or $0.35 per share, for the same periods in 2011.  Non-cash expenses included in net loss totaled approximately $1.9 million during the six months ended June 30, 2012, consisting of depreciation expense, stock-based compensation expense and write-off of deferred finance costs.

Cash and cash equivalents totaled $16.5 million as of June 30, 2012, compared to $18.0 million at December 31, 2011. Total working capital was $14.9 million as of June 30, 2012, compared to $14.3 million at December 31, 2011.

As previously announced on August 14, 2012, the Company delayed the filing of its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2012.  The filing was delayed due to the Company’s determination that certain previously filed financial statements of the Company did not properly account for embedded derivative features of certain convertible debt and warrants to purchase common stock previously issued by the Company. To correct these accounting classification errors, the Company has filed an Amended Annual Report on Form 10-K/A for the year ended December 31, 2011, and an Amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2012 on September 24, 2012.

About Ambient Corporation
Ambient designs, develops and sells the Ambient Smart Grid® communications platform. The Ambient Smart Grid products and services include communications nodes; a network management system, AmbientNMS®; integrated applications; and maintenance and consulting services. Using open standards-based technologies along with in-depth industry experience, Ambient provides utilities with solutions for their smart grid initiatives. Headquartered in Newton, MA, Ambient is a publicly traded company (NASDAQ: AMBT). More information on Ambient is available at www.ambientcorp.com.

Except for historical information, this press release contains statements that may be deemed to be “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to the diversification of our customer base, further development and marketing of our communications platform and cultivating projects with potential customers, among others. These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, which could have a material adverse effect on our operations and future prospects including, but not limited to, our ability to retain and attract customers, particularly in light of our dependence on a single customer for substantially all of our revenue; our expectations regarding our expenses and revenue, including our expectations that our research and development expenses and selling, general and administrative expenses may increase in absolute dollars; our material weakness in internal control over financial reporting; anticipated trends and challenges in our business and the markets in which we operate, including the market for smart grid technologies; our expectations regarding competition as more and larger companies enter our markets and as existing competitors improve or expand their product offerings; our plans for future products and enhancements of existing products; our anticipated cash needs and our estimates regarding our capital requirements; and our anticipated growth strategies. We undertake no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in our filings with the Securities and Exchange Commission.

Ambient®, Ambient Smart Grid® and AmbientNMS® are registered trademarks of Ambient Corporation with the U.S. Patent and Trademark Office.

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